CMP WELLNESS, LLC

Unaudited Condensed Financial Statements

February 28, 2017

INDEX TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Unaudited Condensed Balance Sheets	F-1

Unaudited Condensed Statements of Operations	F-2

Unaudited Condensed Statements of Cash Flows	F-3

Notes to the Unaudited Condensed Financial Statements	F-4

CMP WELLNESS, LLC
Condensed Balance Sheets

	February 28,	August 31,
	2017 (Unaudited)	2016 (Audited)
ASSETS

CURRENT ASSETS

Cash	$ 329,839	$ 291,433
Accounts receivable, net of allowance	399,840	166,407
Prepaids	133,285	14,310
Inventory	577,264	250,930

Total Current Assets	1,440,228	723,080

Deposits	8,286	5,994

TOTAL ASSETS	$ 1,448,514	$ 729,074

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$ 23,556	$ 34,359
Accrued expenses and other current liabilities	6,324	9,654

Total Current Liabilities	29,880	44,013

TOTAL LIABILITIES	29,880	44,013

COMMITMENTS and CONTINGENCIES	-	-

MEMBERS' EQUITY	1,418,634	685,061

TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 1,448,514	$ 729,074

See the accompanying notes to the unaudited condensed financial statements

CMP WELLNESS, LLC
Condensed Statements of Operations
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2017	2016	2017	2016
REVENUE	$ 2,208,399	$ 592,370	$ 4,475,279	$ 1,185,935
COST OF GOODS SOLD	1,483,077	457,108	3,317,743	761,708

GROSS PROFIT	725,322	135,262	1,157,536	424,227

OPERATING EXPENSES

Depreciation	-	1,776	-	1,776
Selling, general and administrative	242,153	70,791	423,845	127,784

Total Operating Expenses	242,153	72,567	423,845	129,560

INCOME FROM OPERATIONS	483,169	62,695	733,691	294,667

OTHER INCOME (EXPENSES)

Interest expense	-	(164)	(120)	(349)
Interest income	1	2	2	4

Total Other Income (Expenses)	1	(162)	(118)	(345)

INCOME BEFORE INCOME TAXES	483,170	62,533	733,573	294,322

PROVISION FOR INCOME TAXES	-	-	-	-

NET INCOME	$ 483,170	$ 62,533	$ 733,573	$ 294,322

See accompanying notes to the unaudited condensed financial statements

CMP WELLNESS, LLC
Condensed Statements of Cash Flows
(Unaudited)
	February 28,	February 29,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 733,573	$ 294,322
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation	-	1,776

Changes in operating assets and liabilities
Accounts receivable	(233,433)	(118,449)
Prepaids	(118,975)	-
Inventory	(326,334)	(226,189)
Deposits	(2,292)	(5,994)
Accounts payable	(10,803)	64,604
Accrued expenses and other current liabilities	(3,330)	(812)

Net cash provided by operating activities	38,406	9,258

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	-	(1,776)

Net cash used in investing activities	-	(1,776)

CASH FLOWS FROM FINANCING ACTIVITIES

Member contributions	-	14,246

Net cash provided by financing activities	-	14,246

NET INCREASE IN CASH	38,406	21,728

CASH AT BEGINNING OF PERIOD	291,433	52,995

CASH AT END OF PERIOD	$ 329,839	$ 74,723

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:

CASH PAID FOR:
Interest	$ 120	$ 349
Income taxes	$ -	$ -

See the accompanying notes to the unaudited condensed financial statements

CMP WELLNESS, LLC

Notes to Condensed Financial Statements

(UNAUDITED)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

CMP Wellness, LLC (“the Company”), a California limited liability company, was organized on March 25, 2013.  The Company specializes in the wholesale distribution of vaporizer parts, cartridges and accessories. The Company is 100% owned by Lancer West Enterprises, Inc, a California corporation, and Walnut Ventures, a California corporation.

Basis of Presentation

The accompanying financial statements and related notes include the activity of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and investments having an orginal maturity of 90 days or less that are readily convertible into cash. As of February 28, 2017 and August 31, 2016, the Company had $329,839 and $291,433, respectively.

Accounts Receivable

Trade accounts receivable are carried at their estimated collectible amounts.  Trade credit is generally extended on a short-term basis, thus trade receivables do not bear interest.  Trade accounts receivables are periodically evaluated for collectability based on past credit history and their current financial condition. The Company’s allowance for doubtful accounts was $0 as of February 28, 2017 and August 31, 2016, respectively.

Inventory

Inventories are stated at the lower of cost or net realizable value using the first-in first out (FIFO) method. The Company’s inventory consists of finished goods of $577,264 and $250,930 as of February 28, 2017 and August 31, 2016, respectively.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, after the asset is placed in service. Asset lives range from 2 to 7 years. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred.  Maintenance and repairs are expensed as incurred.

Fair Value of Financial Instruments

The fair value of certain of the Company’s financial instruments, including cash and cash equivalents, receivables, other current assets, accounts payable, accrued compensation and employee benefits, other accrued liabilities and notes payable, approximate their carrying amounts because of the short-term maturity of these instruments.

CMP WELLNESS, LLC

Notes to Condensed Financial Statements

(UNAUDITED)

Concentration of Risk

Financial instruments that potentially expose the Company to concentrations of risk consist primarily of cash and cash equivalents and accounts receivable, which are generally not collateralized. The Company’s policy is to place its cash and cash equivalents with high quality financial institutions, in order to limit the amount of credit exposure. The Company generally does not require collateral from its customers, but its credit extension and collection policies include analyzing the financial condition of potential customers, establishing credit limits, monitoring payments, and aggressively pursuing delinquent accounts. The Company maintains allowances for potential credit losses.

Comprehensive Income (loss)

Comprehensive income (loss) is the change in the Company’s equity (net assets) during each period from transactions and other events and circumstances from non-owner sources. During the quarters ended February 28, 2017 and February 29, 2016, the Company had no elements of comprehensive income or loss.

Revenue Recognition

It is the Company’s policy that revenues from product sales is recognized in accordance with ASC 605 "Revenue Recognition".  Four basic criteria must be met before revenue can be recognized; (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgments regarding fixed nature in selling prices of the products delivered and the collectability of those amounts.  The Company has not implemented any specific rebate programs. Provisions for discounts to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  During the quarters ended February 28, 2017 and February 29, 2016, the Company had provisions for sales discounts of $3,209 and $4,004, respectively. The Company has not established a formal customer incentive program, but considers and accomodates discounts to certain customers on a case by case basis, including by way of example, for volume shipping or for certain new customers with orders over a specific discretionary dollar threshold.

As of February 28, 2017 and August 31, 2016, the Company had a refund allowance of $0. Consistent with ASC 605-15-25-1, the Company considers factors such as historical return of products, estimated remaining shelf life, price changes from competitors, and introductions of competing products in establishing a refund allowance. The Company recognizes revenues as risk and title to products transfers to the customer (which generally occurs at the time shipment is made), the sales price is fixed or determinable, and collectability is reasonably assured.   The Company defers any revenue for which the product was not delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Warranty Costs

The Company has not had any historical warranty related expenditures from the sales of its products, which if incurred would result in the return of any defective products by customers.

Advertising

The Company conducts advertising for the promotion of its services. In accordance with ASC Topic 720-35-25, advertising costs are charged to operations when incurred.

Income Taxes

The Company is a limited liability company and has elected to be taxed as a partnership for Federal and State income tax purposes. Therefore, it has no federal or state income tax liability, and does not record a provision for income taxes in the United States because each member reports that member’s share of the Company’s income or loss on that individual member’s income tax return, if the member is required to file one.  There was no deferred tax provision for the year because there were no deferred tax assets or liabilities as of February 28, 2017 and August 31, 2016.

Pursuant to ASC 740, “Accounting for Uncertainty in Income Taxes” the accounting for uncertainties in income taxes recognized in an entity’s financial statements and prescribes a threshold of more-likely-than-not for recognition and de-recognition of tax positions taken or expected to be taken in a tax return.  ASC 740 also provides related guidance on measurement, classification, interest and penalties, and disclosure.  The Company is not aware of any uncertain tax positions taken in its US federal or State tax returns.

CMP WELLNESS, LLC

Notes to Condensed Financial Statements

(UNAUDITED)

Fair Value of Financial Instruments

The Company adopted ASC 820 which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under this standard certain assets and liabilities must be measured at fair value, and disclosures are required for items measured at fair value.

The Company currently does not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company’s cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect management’s assumptions about the assumptions that market participants would use in pricing the asset or liability.

Application of Valuation Hierarchy

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following is a description of the valuation methodology used to measure fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

The Company had no financial assets or liabilities that are measured at fair value on a recurring basis as of February 28, 2017 and August 31, 2016.

Segment Information

The Company is organized as a single operating segment, whereby its chief operating decision maker assesses the performance of and allocates resources to the business as a whole.

Recently Issued Accounting Pronouncements

In August, 2016, the FASB issued Accounting Standards Update No. 2016-15, Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) (“ASU 2016-15”). The amendments in ASU 2016-15 address eight specific cash flow issues and apply to all entities that are required to present a statement of cash flows under ASC Topic 230, Statement of Cash Flows. The amendments in ASU 2016-15 are effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption during an interim period. The Company has not yet completed the analysis of how adopting this guidance will affect its financial statements.

CMP WELLNESS, LLC

Notes to Condensed Financial Statements

(UNAUDITED)

In May 2016, accounting guidance was issued to clarify the not yet effective revenue recognition guidance issued in May 2014. This additional guidance does not change the core principle of the revenue recognition guidance issued in May 2014, rather, it provides clarification of accounting for collections of sales taxes as well as recognition of revenue (i) associated with contract modifications, (ii) for noncash consideration, and (iii) based on the collectability of the consideration from the customer. The guidance also specifies when a contract should be considered “completed” for purposes of applying the transition guidance. The effective date and transition requirements for this guidance are the same as the effective date and transition requirements for the guidance previously issued in 2014, which is effective for interim and annual periods beginning on or after December 15, 2017. The Company not yet determined the impact that this new guidance will have on its financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. ASU 2016-02 is effective for annual periods beginning after December 15, 2018, including interim periods within those annual periods, with early adoption permitted. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating the potential impact of the adoption of this standard.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this update revise the accounting related to the classification and measurement of investments in equity securities and the presentation of certain fair value changes for financial liabilities measured at fair value. The amendments are effective for annual reporting periods after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the potential impact of the adoption of this standard.

Other Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 2 – CONCENTRATIONS OF RISK

Supplier Concentrations

The Company purchases inventory from various suppliers and manufacturers. For the six months ended February 28, 2017 and February 29, 2016, three vendors accounted for approximately 85% and 94%, respectively, of total inventory purchases.

Customer Concentrations

During the six months ended February 28, 2017 and February 29, 2016, three customers represented 54% and 64% of the Company's revenues, respectively.

NOTE 3 – RELATED-PARTY TRANSACTIONS

The Company pays its members, Lancer West Enterprises, Inc and Walnut Ventures, a management fee. For the six months ended February 28, 2017 and 2016, the Company paid $224,000 and $41,656, respectively, to its members.

CMP WELLNESS, LLC

Notes to Condensed Financial Statements

(UNAUDITED)

NOTE 4 – PROPERTY AND EQUIPMENT

The major classes of fixed assets consist of the following as of:

	February 28,	August 31,
	2017	2016
Computer equipment	$ 1,776	$ 1,776
Accumulated Depreciation	(1,776)	(1,776)
	$ -	$ -

Depreciation expense was $0 and $1,776, for the six months ended February 28, 2017 and February 29, 2016, respectively.

NOTE 5 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consist of the following:

	February 28,	August 31,
	2017	2016
Credit card liabilities	$ 4,202	$ 8,500
Sales tax payable	2,122	1,154
	$ 6,324	$ 9,654

NOTE 6 – INCOME TAXES

The Company is treated as a partnership for U.S. federal and California state and local income tax purposes. As a partnership, taxable income or loss is passed through to and included in the taxable income of the Company’s members. Accordingly, the Company’s financial statements do not include a provision for federal or state income taxes.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Lease

The Company’s head-quarters and primary distribution center is located in Lawndale, California. The facility lease expires on January 31, 2019. During the six months ended February 28, 2017 and February 29, 2016, the Company recognized $15,910 and $10,424, respectively, of rental expense, related to its facility lease.

Minimum future commitments under the non-cancelable operating lease was as follows at February 28, 2017:

Years ended August 31,
2017	$ 24,186
2018	49,158
2019	20,716
$ 94,060

Other Commitments

In the ordinary course of business, the Company may enter into contractual purchase obligations and other agreements that are legally binding and specify certain minimum payment terms. The Company had no such agreements as of February 28, 2017.

CMP WELLNESS, LLC

Notes to Condensed Financial Statements

(UNAUDITED)

Litigation

The Company may be subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. The Company had no pending legal proceedings or claims as of February 28, 2017 and August 31, 2016.

NOTE 8 – SUBSEQUENT EVENTS

On May 1, 2017, Kush Bottles, Inc. (the “Parent”) and KBCMP, Inc., a Delaware corporation and newly formed wholly-owned subsidiary of the Parent (“Merger Sub”), entered into an Agreement of Merger (the “Merger Agreement”) with Lancer West Enterprises, Inc and Walnut Ventures, pursuant to which each of Lancer West Enterprises, Inc and Walnut Ventures were merged with and into Merger Sub, with Merger Sub as the surviving corporation, resulting in the Parent’s indirect acquisition of CMP Wellness, LLC.